EMPLOYMENT AGREEMENT dated as of December , 1998 between Classic Radio Holding Corp., a Delaware corporation (the "Company"), and Carl Amari, an individual residing at 11 Cutters Run, South Barrington, IL 60010 ("Executive").


                                   BACKGROUND

     The Company desires to employ Executive on the terms and conditions set forth herein, and Executive desires to be so engaged. The capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Supplemental Agreement of even date herewith among the Company, Audio Book Club, Inc., a Delaware corporation and parent of the Company ("ABC"), Radio Spirits, Inc., an Illinois corporation ("RSI") and Executive (the "Supplemental Agreement"). In consideration of the covenants and agreements herein contained, the parties agree as follows:

     1.  Employment;   Acceptance.  The  Company  hereby  employs  Executive  as
President of the Company and Executive hereby accepts such employment with the Company.

     2. Term. The term of Executive's employment with the Company shall commence on the date hereof and shall continue for a period of three (3) years unless sooner terminated in accordance with the provisions of Paragraph 6 of this Agreement (the "Initial Employment Term"); provided, however, that the parties hereto may mutually agree to extend the Employment Term for an additional two
(2) years (the "Option Term" together with the Initial Employment Term, the "Employment Term") at a salary rate and on such terms as shall be mutually acceptable to the parties.

     3. Duties and Authority.

          3.1. Executive shall devote Executive's full business time and energies to the business and affairs of the Company, and shall work exclusively for the Company during the Employment Term. Subject to the control and direction of the Board of Directors of the Company and the Chief Executive Officer of the Company, Norton Herrick or his successor (the "CEO"), as set forth herein, Executive agrees to use Executive's best efforts, skill, and abilities to promote the Company's interests, to work with other employees of the Company in a competent and professional manner and generally to promote the interests of the Company. Executive shall report directly to the CEO.

          3.2. Executive shall perform the services normally attributed to Executive's position or such services as are otherwise reasonably directed by the Board of Directors of the Company or the CEO, including, without limitation, (i) having responsibility over all activities relating to the classic radio products of the Company including any other classic radio businesses which the Company, its subsidiaries or ABC may acquire, and at the option of the Company, additional lines of business and products related to the classic or old-time radio business including, but not limited to, classic videos and (ii) producing the Radio Show (collectively, the "Business") and Executive shall advise ABC, as may be requested from time to time. Notwithstanding anything to the contrary contained in the Agreement, provided that the Company maintains the EBITDA thresholds set forth on Schedule 1 hereto and subject to Paragraph 3.4 below, Executive shall have control over the day-to-day management of the Business, including (i) employee decisions (including, without limitation, salary issues within the parameters of the annual business plan and budget), (ii) sales, marketing and distribution matters,
     (iii) implementation of the annual budget, (iv) product development policies, strategies and implementation, and (v) other operational matters that arise in the ordinary course of business, so long as such decisions are made in the best interest of the Company in Executive's reasonable business judgment and are made at an arms' length basis (items (i) through (v) being hereafter referred to as the "Operational Matters").

          3.3. So long as Executive is employed by the Company, Executive shall be appointed to, and serve as a member of, the Board of Directors of the Company.

          3.4. Within sixty (60) days after the Merger Date (with regard to the 1999 fiscal year of the Company) and thirty (30) days prior to the end of the Company's 1999 and 2000 fiscal year (with regard to the 2000 and 2001 fiscal years), Executive shall submit to the Board of Directors for their review and approval a business plan and detailed budget for each fiscal year, setting forth in complete detail the Operational Matters for that year. Any changes to the proposed business plan or budget must be approved by the Board of Directors. Executive shall have the power to make all management decisions concerning the Business, as provided in Paragraph 3.2 above, so long as such decisions are reasonably consistent with the business plan approved by the Board of Directors. Any overages to the approved budget must be approved by the Board of Directors before such expenses are incurred by the Company.

          3.5. Executive shall be responsible for submitting to Audio Book Club, Inc. and its accountants on a timely basis all of the information requested by the officers of Audio Book Club, Inc. and/or such accountants for the preparation of Audio Book Club, Inc.'s financial statements and reports.

          3.6. Executive shall perform his services at the offices located in Schaumburg, Illinois or at such other place or places as may be mutually agreed upon by the Company and Executive and subject to reasonable travel as may be required in connection with performing such services.

          3.7.  During  the  Employment  Term,  Executive  shall  also  serve as
     President of the Company's wholly-owned subsidiary, Classic Radio Acquisition Corp., a Delaware corporation ("Acquisition Corp."), under the same terms and conditions as provided for herein; provided, however, that Executive shall serve as President of Acquisition Corp. for no additional compensation or benefits (other than payment of reasonable business expenses in accordance with Paragraph 5.2 below), including, without limitation, severance payments. So long as Executive is employed by Acquisition Corp., Executive shall be appointed to, and serve as a member of, the Board of Directors of Acquisition Corp.

     4. Salary.

          4.1. The Company shall pay and Executive shall accept a base salary at the rate of two hundred thousand dollars ($200,000) per year while employed during the first eighteen (18) months of the Initial Employment Term. The Company shall pay and Executive shall accept a base salary at the rate of three hundred thousand dollars ($300,000) per year while employed during the second eighteen (18) months of the Initial Employment Term. Of
     Executive's base salary set forth above, twenty five thousand dollars ($25,000) shall be deemed to be compensation to Executive for his services in connection with the production of the Radio Show. The balance of Executive's salary shall be deemed to be compensation for his other services hereunder.

          4.2. All amounts of salary shall be payable in accordance with the Company's normal payroll practices, which is currently on a monthly basis in arrears. In no event shall salary be paid less than monthly. All amounts of salary or other compensation which may become payable hereunder shall be subject to such withholding as is required by law.

     5. Benefits; Expenses.

          5.1. Executive shall be entitled to fifteen (15) vacation days per year during the Initial Employment Term and twenty (20) vacation days per year during the Option Term, if the Option Term is exercised, in accordance with the Company's vacation policy. Vacation time shall be taken at such times as the Company reasonably approves. Executive shall be entitled to participate in any Executive benefit plan from time to time in effect for the benefit of Executives and other executives of the Company at a similar level, including, but not limited to, health insurance, the Company's 401(k) Plan and similar benefits.

          5.2. The Company shall pay for or reimburse Executive for reasonable and necessary out-of-pocket expenses incurred in the course of Executive's employment against presentation of documentation in accordance with Company policy.

          5.3. The Board of Directors of the Company may, in its sole and absolute discretion, elect to award Executive a bonus during any year of the Employment Term.

     6. Death; Disability; Termination for Cause; Termination without Cause.

          6.1. This Agreement shall terminate immediately upon the death of Executive.

          6.2. If the Company determines in its good faith discretion that Executive is unable to perform the services required to be performed by Executive pursuant to the terms of this Agreement by reason of Executive's physical or mental disability and if the Executive has failed to perform such services for an aggregate of one hundred twenty (120) days within any three hundred sixty (360) day period, the Company may terminate Executive's employment under this Agreement by giving written notice thereof and Executive's employment shall terminate upon the date of such notice.

          6.3. The Company may terminate Executive's employment for Cause provided that Amari is given reasonable advance written notice by the Company of such Cause and, with respect to items (a) and (b) below, such default shall remain uncured for five (5) days from Amari's receipt of notice of the matter giving rise to such Cause. "Cause" shall mean (a) Executive's repeated failure or refusal to perform, observe or otherwise comply with any reasonable written request or directive of the Board of Directors of the Company, the CEO of an executive nature or otherwise consistent with Executive's position under this Agreement; (b) Executive's failure to devote all of his business time and attention to the business and affairs of the Company; (c) the wilful misappropriation by Executive of funds or property of the Company; (d) Executive's use of illegal drugs or excessive use of alcohol; (e) conviction of Executive in a court of law of, or Executive entering into a plea of guilty or no contest to, any felony or crime associated with his employment with the Company or involving moral turpitude; (f) any breach by Executive of any confidentiality provision set forth in this Agreement or the confidentiality, non-competition and/or non-solicitation provisions in the Merger Agreement; or (g) Executive's commission in bad faith of any act which injures or could reasonably be expected to injure the reputation, business or business relationships of the Company. It will be in the sole discretion of the Board of Directors of the Company whether a default of item (a) or (b) above has been cured by Executive to the satisfaction of the Board during the five (5) day period after Executive receives notice thereof; it being understood that Executive has not waived his rights to claim in an applicable court of law that such termination was unjustified and that any such determination by the Board of Directors of the Company was erroneous.

          6.4. If at any time during his employment with the Company, Executive is indicted or formally charged for any crime associated with his employment with the Company or involving moral turpitude or that may result in a felony conviction, the Company shall have the right, in its sole discretion, to suspend all salary and other payments due to Executive hereunder until there has been a final adjudication of such matter (the "Suspension Period"). If Executive is convicted of such a crime or enters a plea of guilty or no contest, then Executive's employment shall be deemed terminated for Cause as of the date of Executive's indictment or formal charges for such crime and the Company shall be under no obligation to make any payments to Executive. If after a final adjudication Executive is not convicted of such a crime and has not plead guilty or no contest, the Company shall make a lump sum payment to Executive equal to the payments which were due and payable by the Company to Executive during the Suspension Period.

          6.5. If this Agreement is terminated pursuant to Paragraph 6.1, 6.2, or 6.3 hereof, the Company shall be obligated to pay, and Executive or his estate shall be entitled to receive, accrued salary and reimbursement for expenses through the date of termination. Rights and benefits, if any, of the Executive or his estate under any employee benefit plan will be determined in accordance with the terms and conditions of such plan. In the event of such a termination, (i) except for the amounts due pursuant to this Paragraph 6.5, the Company shall have no further liability or obligation to Executive arising out of Executive's employment and (ii) except as provided in Articles IX and X of the Supplemental Agreement, the Executive shall have no further obligations under this Agreement, subject, however, to any claim of the Company against Executive arising as a result of termination by the Company for "Cause" pursuant to Paragraph 6.3.

          6.6. Subject to Paragraph 6.7 below, if Executive is terminated without Cause, Executive shall have the right to receive (i) his unpaid salary and other payments through the end of the Initial Employment Term (or the Option Term, if such termination occurs during the Option Term) at such times as Executive would have been entitled to receive such amounts if Executive's employment had not been terminated without Cause, and (ii) all stock and options that Executive is entitled to receive (when and if earned) under the Supplemental Agreement pursuant to the terms thereof.

          6.7. Notwithstanding Paragraph 6.6 above, if EBITDA (as defined and calculated in accordance with the Supplemental Agreement) for the Company and its subsidiary, Acquisition Corp., in each of the full calendar years prior to the date of Executive's termination without Cause exceed, respectively, $600,000 in 1998 (excluding any earnings attributable to the Target Companies), $800,000 in 1999 and $1,050,000 in 2000, the Company shall be obligated to (i) make a lump sum payment to Executive (in lieu of the payments set forth in Paragraph 6.6 above) equal to the balance of his salary and other payments due to him under this Agreement for the remainder of the Initial Employment Term or the Option Term (if such termination occurs during the Option Period), as the case may be, and (ii) send a notice to the escrow agent to immediately release to Executive the stock and options held in escrow pursuant to the terms of the Supplemental Agreement that Executive would have been entitled to receive after the date of termination, assuming for this purpose that the highest EBITDA targets for each year set forth in Section 2.5 of the Supplemental Agreement were achieved by the Company and Acquisition Corp.

          6.8. Nothing contained in this Agreement (and no event of default or Cause hereunder) shall be deemed to reduce, restrict, limit, or take away any rights Executive may have to receive any other consideration or compensation (including cash, stock and options) under any other agreement between Employee and/or any entities owned or controlled by him, on the one hand, and Company, Acquisition Corp. and/or ABC, on the other hand.

     7. Confidential Information.

          7.1. Executive shall, during the Employment Term and at all times thereafter, treat all Confidential Material (as hereinafter defined) of the Company or any of the Company's subsidiaries, affiliates or parent entities (the Company and the Company's subsidiaries, affiliates and parent entities being hereinafter collectively referred to as the "Company Group") confidentially. Executive shall not, without the prior written consent of the Board of Directors of the Company, disclose such Confidential Material, directly or indirectly, to any party who at the time of such disclosure is not an Executive or agent of any member of the Company Group, or remove from the Company's premises any notes or records relating thereto, copies or facsimiles thereof (whether made by electronic, electrical, magnetic, optical, laser, acoustic or other means).

     Executive agrees that all Confidential Material, together with all notes and records of Executive relating thereto, and all copies or facsimiles thereof in the possession of Executive (whether made by the foregoing or other means) are the exclusive property of the Company. Executive shall not in any manner use any Confidential Material of the Company Group, or any other property of any member of the Company Group, in any manner not specifically directed by the Company or in any way which is detrimental to any member of the Company Group.

          7.2. For the purposes hereof, the term "Confidential Material" shall mean information concerning the activities, business or affairs of any member of the Company Group or any of the customers or clients of any member of the Company Group or any third party with which the Company has a contractual relationship of the type which would normally be deemed to be confidential, including, without limitation, information concerning trade secrets, sales and financial information, information concerning business methods, operational processes, products and projects in development, details of contractual relationships between the Company and any third party marketing plans or techniques, client and customer lists, mailing lists, data, databases, software, works in progress, manuals, catalogues, and price lists, which information is conceived or developed by Executive alone or with others, or furnished to Executive by any member of the Company Group or any of its agents, customers or clients, as such, or otherwise acquired by Executive in the course of Executive's employment with the Company or the Company's predecessors in interest; provided, however, that the term "Confidential Material" shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by Executive, or (ii) becomes available to Executive on a non-confidential basis from a source other than any member of the Company Group or any of its agents, customers or clients, as such, provided that such source is not bound by a confidentiality agreement with any member of the Company Group or any of such agents, customers or clients.

          7.3. Promptly upon the request of the Company, Executive shall deliver to the Company all Confidential Material relating to any member of the Company Group in the possession of Executive without retaining a copy thereof.

          7.4. In the event that Executive is required, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose any Confidential Material relating to any member of the Company Group, Executive shall provide the Company with prompt notice thereof so that the Company may seek an appropriate protective order and/or waive compliance by Executive with the provisions hereof; provided, however, that if in the absence of a protective order or the receipt of such a waiver, Executive is compelled to disclose Confidential Material not otherwise disclosable hereunder to any legislative, judicial or regulatory body, agency or authority, or else be exposed to liability for contempt, fine or penalty or to other censure, such Confidential Material may be so disclosed, provided such disclosure is limited to the specific information required to be disclosed. Any
     reasonable   costs  or  expenses  of  Executive  in  connection   with  his
     cooperation hereunder shall be reimbursed by the Company, provided such disclosure is not a result of a Cause event.

     8. Remedies. The parties hereby acknowledge and agree that the restrictions set forth in Paragraphs 7 of this Agreement are reasonable and necessary to protect the

Company's legitimate business interests. Executive acknowledges that a breach or threatened breach by Executive of Paragraph 7 may cause the Company irreparable harm; therefore, the Company shall be entitled, in addition to any other right and remedy it may have, at law or in equity, to seek an injunction, under such terms as may be approved by a court of competent jurisdiction, enjoining or restraining Executive from any violation or threatened violation of Paragraph 7 of this Agreement.

     9. Representation and Warranty. Executive represents and warrants to the Company that Executive is not subject to any non-compete, non-solicitation, or other restriction which may prevent Executive from performing the services contemplated by this Agreement and that as of the date hereof, to Executive's knowledge, Executive does not have any illness or physical or metal disability that would prevent Executive from performing his services hereunder.

     10. Waivers. No waiver by either party of any breach or non-performance of any provisions or obligations of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement.

     11. Notices. All notices or other communications required or permitted under this Agreement shall be in writing addressed to the parties at the addresses set forth below and shall be deemed to be given upon the earlier of
(i) actual delivery by hand, or (ii) three (3) days after being mailed by registered or certified mail, return receipt requested:

                           if to the Company, to:

                           Classic Radio Acquisition Corp.
                           20 Community Place
                           P.O. Box 2346
                           Morristown, NJ 07962-2346
                           Attn: Michael Herrick
                           Telephone No.: 973-539-1390
                           Facsimile No.: 973-539-0596

                           and

                           Audio Book Club, Inc.
                           2295 Corporate Blvd., N.W.
                           Suite 222
                           P.O. Box 5010
                           Boca Raton, FL 33431
                           Attn: Norton Herrick
                           Telephone No.: 561-241-9880
                           Facsimile No.: 561-241-9887
                           with a copy to:

                           Frankfurt, Garbus, Klein & Selz, P.C.
                           488 Madison Avenue
                           New York, New York 10022
                           Attention: Gary A. Schonwald, Esq.
                           Telephone No.: 212-826-5583
                           Facsimile No.: 212-593-9175

                           if to Executive, to:

                           Mr. Carl Amari
                           11 Cutters Run
                           South Barrington, IL 60010
                           Telephone No.: 847-428-9485

                           with a copy to:

                           Schwartz & Freeman
                           401 North Michigan Avenue
                           Suite 1900
                           Chicago, IL 60611-4206
                           Telephone No.: 312-222-6683
                           Facsimile No.: 312-222-0818


     12. Assignment. Executive may not assign this Agreement or any part thereof, and any assignment in violation of this provision shall be null and void ab initio. Notwithstanding the foregoing, nothing herein shall preclude one or more beneficiaries of Executive from receiving any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. In the event of an assignment of this Agreement by the Company, it is understood that the Company and ABC shall remain liable for the assignee's performance of this Agreement, unless such assignment is to a public company with a tangible net worth and gross revenues not less than the tangible net worth and gross revenues of ABC and its affiliates at the time of the assignment of this Agreement.

     13. Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     14.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement.

     15. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to its subject matter hereof and may not be amended, supplemented, canceled, or discharged except by a written instrument signed by both parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                           CLASSIC RADIO HOLDING CORP.


                                           By: /s/ Norton Herrick
                                               ---------------------------------
                                                   Authorized Officer



                                               /s/ Carl Amari
                                               ---------------------------------
                                                     Carl Amari


Solely with respect to Paragraph 3.7 hereof:

CLASSIC RADIO ACQUISITION CORP.



By: /s/ Norton Herrick
   --------------------------------
       Authorized Officer

     ABC hereby unconditionally and irrevocably guarantees the full and complete payment and performance of all duties, obligations, promises, covenants and undertakings of the Company set forth herein including, without limitation, the provisions of Paragraph 3.3 hereof.


                                         AUDIO BOOK CLUB, INC.



                                         By: /s/ Norton Herrick
                                             ---------------------------------
                                                  Authorized Officer

                                   SCHEDULE 1

                                EBITDA THRESHOLDS


Period                                                  EBITDA Threshold*
------                                                  -----------------

January 1, 1998 - December 31, 1998                         $700,001**

January 1, 1999 - December 31, 1999                         $900,001

January 1, 2000 - December 31, 2000                         $1,150,001




* EBITDA shall be calculated in accordance with the terms of the Supplemental Agreement.

** Includes 1998 EBITDA for Radio Spirits, Inc. through the Merger Date and EBITDA for the Company and Classic Radio Acquisition Corp. for the period beginning on the Merger Date and ending December 31, 1998, which is attributable to the business of Radio Spirits, Inc. and such other business as shall be included in the EBITDA calculation for the fiscal year ending December 31, 1998 as provided in the Supplemental Agreement.